Exhibit 32
CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with this Annual Report on Form 10-K for the fiscal year ended August 28, 2009 of SMART Modular Technologies (WWH), Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Iain MacKenzie, the Chief Executive Officer, and Barry Zwarenstein, the Principal Financial Officer of SMART Modular Technologies (WWH), Inc., each certifies that, to the best of his knowledge:
1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SMART Modular Technologies (WWH), Inc.
Date: November 9, 2009

/s/ IAIN MACKENZIE
Name:	Iain MacKenzie
Title:	Chief Executive Officer, President and Director

/s/ BARRY ZWARENSTEIN
Name:	Barry Zwarenstein
Title:	Senior Vice President and Chief Financial Officer